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Exhibit 32.1

THE MACERICH COMPANY (The Company)
WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned, Arthur M. Coppola and Thomas E. O'Hern, the Chief Executive Officer and Chief Financial Officer, respectively, of The Macerich Company (the "Company"), pursuant to 18 U.S.C. §1350, each hereby certify that, to the best of his knowledge:

  (i)
  the Annual Report on Form 10-K/A for the year ended December 31, 2007 of the Company (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 3, 2008	/s/ ARTHUR M. COPPOLA Arthur M. Coppola President and Chief Executive Officer
/s/ THOMAS E. O'HERN Thomas E. O'Hern Executive Vice President and Chief Financial Officer

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  Exhibit 32.1
THE MACERICH COMPANY (The Company) WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350